NEITHER THIS WARRANT NOR THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NEITHER THIS WARRANT NOR THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY SUCH APPLICABLE STATE SECURITIES LAWS.

THIS DETACHABLE AND TRANSFERABLE WARRANT (this “Warrant”) IS BEING ISSUED PURSUANT TO THE TERMS OF A LOAN AGREEMENT DATED AS OF THE DATE HEREOF (the “Loan Agreement”), BY AND AMONG OAK TREE EDUCATIONAL PARTNERS, INC. AND ITS SUBSIDIARIES, AS BORROWERS, AND DEERPATH FUNDING, LP, AS LENDER AND AS AGENT FOR THE LENDERS

WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

OAK TREE EDUCATIONAL PARTNERS, INC.

No. 2010-03	November 30, 2010

Expiring at 5:00 p.m.  New York, New York time on November 30, 2020 (the “Expiration Date”)

THIS CERTIFIES that, for value received, Deerpath Funding, LP, a Delaware limited partnership (together with its successors and assigns, the “Holder”), is entitled to subscribe for and purchase from Oak Tree Educational Partners, Inc., a Delaware corporation formerly known as Florham Consulting Corp. (the “Company”), Six Hundred Twenty Eight Thousand Eight Hundred Fifty Seven (628,857) fully paid and non-assessable shares of the Company’s Common Stock, which constitutes 2.50% of the Company’s aggregate outstanding Equity Securities at the Original Issue Date, determined on a Fully Diluted Basis in accordance with the Loan Agreement including the Equity Securities underlying this Warrant and the Deerpath Shares (as defined below), at a purchase price of $0.50 per share of Common Stock, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant (the “Exercise Price”), subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

ARTICLE I
DEFINITIONS

1.1           Definitions.  Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.  As used herein, the following terms shall have the meanings set forth below.

Applicable Percentage means, with respect to any holder of any Equity Securities of the Company, the percentage obtained by dividing (a) the number of such Equity Securities held by such holder on a Fully Diluted Basis, by (b) the total number of Equity Securities of the Company on a Fully Diluted Basis.

Board of Directors means the board of directors of the Company.

Cashless Exercise means an exchange of this Warrant by Holder for that number of Equity Securities determined by multiplying the number of Warrant Shares purchased hereunder by a fraction, the numerator of which shall be the difference between (x) the Per Share Market Value of the Common Stock on the date of exercise and (y) the Exercise Price per share for such Warrant Shares, and the denominator of which shall be the Per Share Market Value of the Common Stock on the date of exercise.

Certificate of Incorporation means the Certificate of Incorporation of the Company as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

Change of Control has the meaning set forth in the Loan Agreement.

Commission means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and/or the Exchange Act.

Common Stock means the Common Stock, $0.0001 par value per share, of the Company and any other Equity Securities into which such stock may hereafter be changed.

Company is defined in the Preamble hereto, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

Convertible Securities means evidences of indebtedness, units, interests or other securities which are convertible into or exercisable or exchangeable for, with or without payment of additional consideration in cash or property into, Equity Securities, either immediately or upon a specified date or the happening of a specified event.

Deerpath Shares has the meaning set forth in the Investor Rights Agreement.

Dilution Fee has the meaning set forth in Section 4.3(a).

Equity Securities means any and all of the Company’s shares, interests, participations or other equivalents of or interests in (however designated) corporate or capital stock, including, without limitation, shares of Common Stock, preferred stock or preference stock, and any other equity interests or equivalents of the Company.

Event of Noncompliance has the meaning set forth in Section 4.6(a).

Excess Compensation means any compensation or other consideration promised or paid to any officer, director, employee or holder of Equity Securities of the Company in connection with a Sale Transaction, including but not limited to any premium, signing bonus, sales commission, personal goodwill payment, noncompetition payment, promissory note, distribution, dividend, guaranteed payment or other similar payment paid or delivered to such officer, director, employee or holder in connection with the Sale Transaction or at any time within the year following the closing of such Sale Transaction (other than any reasonable and customary salary, bonus, fee or other similar compensation payment for employment, consulting or independent contractor services actually performed by such Person following the closing of such Sale Transaction pursuant to a written agreement) that exceeds (in the aggregate with all other compensation and consideration promised or paid to such Person in connection with the Sale Transaction and within the year following the closing of such Sale Transaction) such Person’s Applicable Percentage of the aggregate amount of compensation and other consideration that is paid ratably to all holders of the Company’s Equity Securities in connection with such Sale Transaction.

Exchange Act means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

Exercise Date has the meaning set forth in Section 2.1(c).

Exercise Price has the meaning set forth in the Preamble hereto.

Exercise Notice has the meaning set forth in Section 2.1(b).

Expiration Date has the meaning set forth in the Preamble hereto.

Fully Diluted Basis means, with respect to the Equity Securities at any time of determination, the number of Equity Securities that would be issued and outstanding at such time, assuming that all outstanding options, rights or warrants to subscribe for Equity Securities and all derivative and Convertible Securities and all options or rights to acquire Convertible Securities have been exercised, converted or exchanged, including this Warrant.

Holder has the meaning set forth in the Preamble hereto.

Investor Rights Agreement means that certain Investor Rights Agreement dated the Original Issue Date, by and among Holder, the Company and the other holders of Equity Securities of the Company named therein, as amended, modified and supplemented from time to time.

Lender has the meaning set forth in the Loan Agreement.

Liquidity Event has the meaning set forth in the Loan Agreement.

Loan Agreement has the meaning set forth in the Legend hereto.

Loan Documents has the meaning set forth in the Loan Agreement.

Original Issue Date means the date of the original issuance of this Warrant.

Per Share Market Value means the closing price of a share of  Common Stock on the principal securities exchange (including the Over-the-Counter Bulletin Board) on which such shares are traded on the day immediately preceding the date as of which Per Share Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Per Share Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the market on which such shares trade on the day immediately preceding the date as of which Per Share Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded.

Person shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority (as defined in the Loan Agreement).

Sale Transaction means the occurrence of any of the following: (a) the sale, transfer, conveyance or other disposition to any Person, in one or a series of transactions, of all or substantially all of the assets of the Company or any of its Subsidiaries, (b) the adoption of a plan relating to the liquidation, dissolution or winding up of the Company or any of its Subsidiaries, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) which results in a Person or group of Persons (other than (i) the Controlling Shareholders, with respect to the Company, or (ii) the Company or any other Subsidiary, with respect to any Subsidiary of the Company) becoming the Beneficial Owner of more than fifty percent (50%) of the Voting Interests of the Company or any of its Subsidiaries, measured by voting power rather than number of shares; or (d) the consolidation of the Company or any Subsidiary with, or merger with or into, any Person (other than the Company or any Subsidiary), or the consolidation of any Person (other than the Company or any Subsidiary) with, or merger with or into, the Company or any Subsidiary, in any such event pursuant to a transaction in which any of the outstanding Voting Interests of the Company or such Subsidiary, as applicable, are converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Interests of the Company or such Subsidiary, as applicable, outstanding immediately prior to such transaction are converted into or exchanged for Voting Interests of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Interests of such surviving or transferee Person immediately after giving effect to such issuance.  For the purposes of this definition of “Sale Transaction”, (i) any Change of Control of an entity holds Equity Securities of the Company will be deemed to be a transfer of such Equity Securities of the Company, and (ii) the definition of “Person” shall include two or more Persons acting as a partnership, limited partnership, syndicate or other group.

Securities Act means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

Subsidiaries means any entity of which the Company is the owner, directly or indirectly, through intermediate entities, of at least fifty percent (50%) of such entity’s capital stock, membership interests, partnership interests or other equity interests.

Term Loan has the meaning set forth in the Loan Agreement.

Trading Day means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, the over-the-counter market as reported by National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) hereof, then Trading Day shall mean (b) any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

Voting Interests has the meaning set forth in the Loan Agreement.

Warrant(s) has the meaning set forth in the Legend hereto and shall include the Warrant Shares.

Warrant Office has the meaning set forth in Section 3.1.

Warrant Shares means the shares of Common Stock and any other Equity Securities of the Company into which this Warrant may be exercised.

1.2         Accounting Terms and Determinations.  Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holder hereunder shall be prepared, in accordance with GAAP.  All calculations made for the purposes of determining compliance with the terms of this Warrant shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

1.3         Rules of Construction.  The title of and the section and paragraph headings in this Warrant are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Warrant.  The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Warrant has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  In the case of this Warrant, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to this Warrant unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to”; (d) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”; (e) unless otherwise expressly provided in this Warrant, (i) references to agreements and other contractual instruments (or to specific provisions therein) shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Warrant, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; (f) this Warrant may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms; and (g) this Warrant is the result of negotiations among and has been reviewed by counsel to the Company and the other parties thereto and is the product of all parties; accordingly, it shall not be construed against Holder merely because of Holder’s involvement in its preparation.

1.4         Fiduciary Duties  Pre or post exercise of this Warrant, Holder is a beneficiary of the fiduciary duties owed by the Board of Directors to a minority owner of Equity Securities.

ARTICLE II
EXERCISE OF WARRANT

2.1         Method of Exercise

(a)           This Warrant may be exercised, in whole or in part, by the Holder at any time, and from time to time, before 5:00 p.m., New York, New York time, on the Expiration Date.

(b)           To exercise this Warrant, the Holder shall deliver to the Company, at the Warrant Office designated herein, (i) a written exercise notice in the form attached as Exhibit A hereto (the “Exercise Notice”), stating therein the election of Holder to exercise this Warrant in the manner provided in the Exercise Notice; (ii) payment in full of the Exercise Price, as adjusted, if applicable, (A) in cash or by certified check or wire transfer for all Warrant Shares purchased hereunder, (B) through a Cashless Exercise (the Exercise Notice shall set forth the calculation upon which the Cashless Exercise is based) or (C) a combination of (A) and (B) above; and (iii) this Warrant.

(c)           In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the Warrant Shares so purchased shall be dated the date of such exercise (the “Exercise Date”) and delivered to the Holder’s prime broker as specified in the Holder’s exercise form within a reasonable time, not exceeding five (5) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares is then in effect or that the Warrant Shares are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”)  when available, within a reasonable time, not exceeding five (5) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the Warrant Shares so purchased as of the date of such exercise.  The Holder shall deliver this original Warrant, or an indemnification reasonably acceptable to the Issuer undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised.  With respect to partial exercises of this Warrant, the Company shall keep written records for the Holder of the number of Warrant Shares exercised as of each date of exercise and the remaining number of Warrant Shares issuable upon further exercise of this Warrant.

2.2         Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of exercise of this Warrant require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

2.3         Expenses and Taxes.  The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the preparation, issuance or delivery of this Warrant and of the Warrant Shares.

2.4         Reservation of Equity Securities.  The Company shall, during the period within which this Warrant may be exercised, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of shares of Common Stock equal to at least one hundred percent (100%) of the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant.

2.5         Valid Issuance.  All Equity Securities issued upon exercise of this Warrant will, upon payment of the Exercise Price and issuance by the Company, be duly authorized, validly and legally issued, fully paid and nonassessable and free and clear of all taxes, liens, security interests, charges and other encumbrances or restrictions with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take all actions necessary to ensure such result and shall not take any action which will cause a contrary result.

2.6         Acknowledgment of Rights Upon Exercise.  At the time of the exercise of this Warrant in accordance with the terms hereof and upon the written request of the Holder, the Company will acknowledge in writing its continuing obligation to afford to the Holder all rights provided by the provisions of this Warrant, unless otherwise specifically denied herein; provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

2.7         No Fractional Shares.  No fractional shares of Common Stock shall be issued upon exercise of this Warrant.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Holder shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

ARTICLE III
TRANSFER

3.1         Warrant Office.  The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall be the Company’s principal executive offices, and may subsequently be such other office of the Company in the continental United States as to which written notice has previously been given to the Holder.  The Company shall maintain, at the Warrant Office, a register for this Warrant in which the Company shall record (i) the name and address of the person in whose name this Warrant has been issued (as well as the name and address of each permitted assignee of the rights of the registered owner hereof) and (ii) the number of Warrant Shares issuable upon the exercise or exchange hereof.

3.2         Ownership of Warrant.  The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof until provided with notice to the contrary.  This Warrant may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

3.3         Transferability of Warrant.  Subject to Section 3.4, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Company.  If transferred pursuant to this Section 3.3, this Warrant may be transferred on the books of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Company, properly endorsed (by the Holder executing an assignment in the form attached as Exhibit B hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  This Warrant is exchangeable at the principal office of the Company for Warrants to purchase the same aggregate number of Warrant Shares, each new Warrant to represent the right to purchase such number of Warrant Shares as the Holder hereof shall designate at the time of such exchange.  All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

3.4         Compliance with Securities Laws.

(a)           The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment.

(b)           Except as provided in paragraph (c) below, this Warrant and all certificates representing Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(c)           The Company agrees to reissue this Warrant or certificates representing any of the Warrant Shares, without the legend set forth above, upon request by Holder at any time following the date that is six (6) months following the Original Issue Date.  [Whenever a certificate representing the Warrant Shares is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Shares, the Company shall cause its transfer agent to electronically transmit the Warrant Shares to the Holder by crediting the account of the Holder or Holder's Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant)].

(d)           Accredited Investor Status. At the time of the exercise of this Warrant, the Holder (i) shall be an “accredited investor” as defined in Regulation D under the Securities Act, or (ii) shall exercise this Warrant by means of a Cashless Exercise as provided for in Section 2.1(b).

ARTICLE IV
COVENANTS

4.1         Notices of Certain Actions.  In case the Company proposes to (i) pay any dividend or make any distribution payable in Equity Securities, evidences of indebtedness, cash or other property or assets to the holders of Equity Securities, (ii) offer to the holders of Equity Securities rights or warrants to subscribe for or purchase any Equity Securities or any other rights or options, (iii) effect any reclassification of the Equity Securities (other than a reclassification involving merely the subdivision or combination of outstanding Equity Securities), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to then current holders of Equity Securities), or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, (iv) effect a transaction constituting a Liquidity Event, (v) commence a voluntary (or becomes subject to an involuntary) dissolution, liquidation or winding up or (vi) issue any Equity Securities, options or Convertible Securities, then, in each such case, the Company shall mail (by first class mail, postage prepaid) to the Holder, notice of such proposed action, which shall specify the material terms thereof and the date on which the books of the Company shall close, or a record shall be taken, for determining holders of Equity Securities entitled to receive such dividends, distributions or issuances of such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition or transaction constituting a Liquidity Event or such liquidation, dissolution, winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Equity Securities of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed.  Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of Equity Securities for purposes of receiving such payment or offer, and in the case of any action covered by clause (iii) through (vi) above at least ten (10) days prior to the date upon which such action takes place and ten (10) days prior to any record date to determine holders of Equity Securities entitled to receive such securities or other property.

4.2         No Inconsistent Agreements.  The Company has not entered into and will not enter into any agreement or similar arrangements, the performance by the Company, or the terms of which, would in any manner conflict with, restrict or be inconsistent with the performance by the Company of its obligations under this Agreement.

4.3         Dilution Fee.

(a)           Until the earlier to occur of the exercise in full of this Warrant or the Expiration Date, if any distribution is made on or with respect to the Equity Securities, the Holder of this Warrant as of the record date established by the Board of Directors for such distribution on the Equity Securities shall be entitled to receive a fee (the “Dilution Fee”) in an amount (whether in the form of cash, notes, securities or other property) equal to the amount (and in the form) of the distribution that such Holder would have received had this Warrant been exercised in full as of the date immediately prior to the record date for such distribution, such Dilution Fee to be payable on the same payment date established by the Board of Directors for the payment of such distribution; provided, however, that if the Company declares and pays a distribution on the Equity Securities consisting in whole or in part of Common Stock, then no such Dilution Fee shall be payable in respect of this Warrant on account of the portion of such distribution payable in Common Stock and in lieu thereof the adjustment in Article V hereof shall apply.  The record date for any such Dilution Fee shall be the record date for the applicable distribution on the Equity Securities, and any such Dilution Fee shall be payable to the Persons in whose name this Warrant is registered at the close of business on the applicable record date.

(b)           No distribution shall be paid or declared on any Equity Securities (other than distributions payable in Common Stock for which an adjustment was made pursuant to Article V hereof), unless the Dilution Fee, payable in the same consideration and manner, is simultaneously paid or provided for, as the case may be, in respect of this Warrant in an amount determined as set forth above. For purposes hereof, the term “distribution” shall include any pro rata dividend or distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, Convertible Securities, rights, warrants or options) or other property or assets to the holders of the Equity Securities, whether or not paid out of capital, surplus or earnings other than liquidation.

(c)           Prior to making any distribution on or with respect to Equity Securities, the Company shall take all prior action necessary to authorize the issuance of any securities payable as the Dilution Fee in respect of this Warrant.

4.4         Personal Gain on Sale Transaction.  Without the prior written consent of the Holder, neither the Company nor any of its Subsidiaries or equity holders shall enter into any Sale Transaction if any Person will receive any Excess Compensation unless, in connection with such Sale Transaction, proper provisions are made such that the buyer in such Sale Transaction agrees to pay to Holder an amount equal to the amount of such Excess Compensation times the Holder’s Applicable Percentage, such amount to be paid on the same terms and conditions as the Excess Compensation is paid to such other Persons.

4.5         Limitation on Certain Restrictions.  Without the prior written consent of the Holder, the Company shall not, and the Company shall not permit or cause any of its Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company or such Subsidiary to perform and comply with their respective obligations under this Warrant.

4.6         Events of Noncompliance and Remedies.

(a)           Events of Noncompliance.  If the Company fails to keep and fully and promptly perform in all material respects any of the covenants or terms contained or referenced in this Article IV within thirty (30) days from the written notice from Holder specifying what failure has occurred, or requesting that a specified failure be remedied (an “Event of Noncompliance”), then Holder shall be entitled to the remedies set forth in subsection (b) hereof.

(b)           On the occurrence of an Event of Noncompliance, in addition to any remedies the Holder may have under applicable law, the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

ARTICLE V
ANTI-DILUTION AND ADDITIONAL EVENTS

5.1         Adjustment of Exercise Price.  If the Common Stock as presently constituted shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of shares of Common Stock shall be increased through the payment of a share dividend, the Holder shall receive upon exercise of this Warrant, the number and kind of shares or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share of Common Stock shall be exchanged, or to which each such share of Common Stock shall be entitled, as the case may be.  The Exercise Price and other terms of this Warrant shall be appropriately amended to reflect the foregoing events.  If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any shares or other securities into which the Common Stock shall have been changed, or for which the shares of Common Stock shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in the Exercise Price, such adjustment shall be made in accordance with that determination.  Notice of any adjustment shall be given by the Company to the Holder.

5.2         No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Article V and in the taking of all such action as may be necessary or appropriate in order to protect against impairment the right of the Holder to exercise this Warrant.  In the event the Holder shall elect to exercise this Warrant, in whole or in part, as provided herein, the Company cannot refuse exercise based on any claim that the Holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless the Company receives (a) an order from the Commission prohibiting exercise of this Warrant or (b) an injunction from a court, on notice, restraining and/or adjoining exercise of this Warrant.

5.3         Certificates as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price or number of shares of Common Stock for which this Warrant is exercisable pursuant to this Article V, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the Exercise Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the exercise of this Warrant.  Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount; if the Company so postpones delivering a certificate, such prior adjustment shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article V and not previously made, would result in an adjustment of one percent or more.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

6.1         Representations and Warranties by the Company. The Company hereby represents and warrants to the Holder that the statements in the following paragraphs of this Section 6.1 are true and correct as of the date hereof.

(a)           Organization and Authority. The Company (i) is a corporation duly organized, validly existing, and in good standing in the State of Delaware, and (ii) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)           Company Power. The Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant and any related agreements.

(c)           Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of the Company enforceable against the Company in accordance with its terms.

(d)           Valid Issuance of Warrant and Warrant Securities.  This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon exercise of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than applicable state and federal securities laws.  Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in this Warrant.  The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state securities laws, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.

(e)           No Conflict. The execution, delivery, and performance of this Warrant will not result in (i) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (A) any provision of the Company’s Certificate of Incorporation or bylaws; (B) any provision of any judgment, decree, or order to which the Company is a party, by which it is bound, or to which any of its material assets are subject; (C) any contract, obligation, or commitment to which the Company is a party or by which it is bound; or (D) any statute, rule, or governmental regulation applicable to the Company, or (ii) the creation of any material lien, charge or encumbrance upon any material assets of the Company.

(f)           Warrant Shares.  The Warrant Shares constitute 2.50% of the Company’s aggregate outstanding Equity Securities at the Original Issue Date, determined on a Fully Diluted Basis including the Equity Securities underlying this Warrant and the Deerpath Shares.

ARTICLE VII
MISCELLANEOUS

7.1         ENTIRE AGREEMENT AND TERM.  THIS WARRANT, THE LOAN AGREEMENT (INCLUDING BUT NOT LIMITED TO, THE PROVISIONS RELATING TO GOVERNING LAW, JURY WAIVER, VENUE, SERVICE OF PROCESS AND ARBITRATION) AND ALL LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) CONTAIN THE ENTIRE AGREEMENT BETWEEN THE HOLDER HEREOF AND THE COMPANY WITH RESPECT TO THE WARRANT SHARES PURCHASABLE UPON EXERCISE HEREOF AND THE RELATED TRANSACTIONS AND SUPERSEDE ALL PRIOR ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT THERETO.  ALL RIGHTS OF HOLDER SET FORTH HEREIN SHALL CONTINUE UNTIL HOLDER NO LONGER OWNS ANY INTEREST IN THE WARRANT OR WARRANT SHARES.

7.2         Waiver and Amendment.  Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented in writing at any time by agreement of the Holder and the Company.  A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

7.3         Severability.  In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

7.4         Copy of Warrant.  A copy of this Warrant shall be filed among the records of the Company.

7.5         Notice.

(a)           Any notice or other instrument or document required or permitted to be given or delivered to the Holder shall be in writing and delivered at, or sent by certified or registered mail or by facsimile to the Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Holder shall have notified the Company in writing.  Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail or by facsimile to, the Warrant Office.

(b)           Failure to file any notice or to mail any notice, or any defect in any notice, pursuant to this Section 7.5, shall not affect the legality or validity of any transaction giving rise thereto.

7.6         Limitation of Liability.  No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.7         Exchange, Loss, Destruction, etc. of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company and include reasonable indemnification of the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant.  Any Warrant issued under the provisions of this Section 7.7 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.  This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.  The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.

7.8         Rights Offering.  If the Company effects an offering of Equity Securities pro rata among the holders of its Equity Securities, the Holder shall be entitled, at its option, to elect to participate in each and every such offering as though this Warrant had been exercised and the Holder was, at the time of any such rights offering, then a holder of that number of Equity Securities to which the Holder is then entitled on the exercise hereof.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Warrant No. 2010-03 to be signed in its name.

Dated:  November 30, 2010

COMPANY:

Oak Tree Educational Partners, Inc.
a Delaware corporation

By:	/s/ Joseph J. Bianco
Name:	Joseph J. Bianco
Title:	Chief Executive Officer

Agreed and Accepted
this 30th day of November, 2010

Deerpath Funding, LP
a Delaware limited partnership

By:	Deerpath Funding General Partner, Inc.
its general partner

By:	/s/ James H. Kirby
Name:	James H. Kirby
Title:	President

[Signature Page to Warrant]

EXHIBIT A

EXERCISE FORM
WARRANT

OAK TREE EDUCATIONAL PARTNERS, INC.

The undersigned _______________ (“Holder”), pursuant to the provisions of the accompanying Warrant, hereby elects to purchase _______ shares of Common Stock of OAK TREE EDUCATIONAL PARTNERS, INC. (the “Company”) covered by the accompanying Warrant, for an aggregate Exercise Price equal to $__________ (the “Purchase Price”), and further:

☐	Holder elects to pay the Purchase Price to the Company in cash by certified or official bank check (or via wire transfer) to the Company;

☐
Pursuant to Section 2.1(b) of the Warrant, Holder hereby elects to pay the Purchase Price in full through a Cashless Exercise (as defined in the Warrant), the calculation of which is attached hereto as Annex A; or

☐
Pursuant to Section 2.1(b) of the Warrant, Holder hereby elects to pay (a) a portion of the Purchase Price in cash by certified or official bank check (or via wire transfer) to the Company, and (b) the remaining balance of the Purchase Price through a Cashless Exercise, the calculation of which is attached hereto as Annex A.

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.                 ☐ Yes             ☐ No

By:
Name:
Title:

Dated: _________________	Address:

EXHIBIT B

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the accompanying Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ___________________, attorney, to transfer said Warrant on the books of the corporation named therein.

By:
Name:
Title:

Dated: _________________	Address:

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ Warrant Shares evidenced by the accompanying Warrant together with all rights therein, and does irrevocably constitute and appoint ______________________, attorney, to transfer that part of said Warrant on the books of the corporation named therein.

By:
Name:
Title:

Dated: _________________	Address:

FOR USE BY THE ISSUER ONLY:

This Warrant No. ________ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. ________ issued for ____ shares of Common Stock in the name of _______________.